ZC STERLING
                                                          KEEPING YOU FIRST


                                                  ZC Sterling Corporation
                                                  210 Interstate North Parkway
                                                  Suite 400
                                                  Atlanta, GA 30339

                                                  Tel 770.690.8400
                                                  Fax 770.690.8240
                                                  http://www.zcsterling.com

        Report on Assessment of Compliance with Securities and Exchange
               Commission's Regulation AB Servicing Criteria

For the calendar year ending December 31 2007, or portion thereof (the "Period"), ZC Real Estate Tax Solutions Limited ("ZCRETS") has been a subcontractor for Servicers identified in Appendix A.

The undersigned are Senior Vice President of ZCRETS, have sufficient authority to make the statements contained in this Assertion and are responsible for assessing compliance with the servicing criteria applicable to ZCRETS. ZCRETS has used the servicing criteria communicated to ZCRETS by the Servicer to assess compliance with the applicable servicing criteria. Accordingly, servicing criteria Item 1122(d)(1)(iv), Item 1122(d)(4)(xi), Item 1122(d)(4)(xii) and Item 1122(d)(4)(xiii) are applicable to the activities performed by ZCRETS with respect to the Servicers and the Platform covered by this report. The remaining servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB are not applicable to the activities performed by ZCRETS with respect to the Servicers and the Platform covered by this report. As a subcontractor for Servicer, ZCRETS has determined that it complied in all material respects with the servicing criteria listed below. ZCRETS engaged Ernst & Young, LLP ("E&Y"), a registered public accounting firm, to review ZCRETS's assessment, and E&Y has issued an attestation report on ZCRETS's assessment of compliance with the applicable servicing criteria for the Period.


1. ZCRETS maintained a fidelity bond and errors & omissions policy in effect on ZCRETS throughout the reporting period in the amount of coverage required by the transaction agreements between the Servicer and ZCRETS
(1122(d)(1)(iv)).

2. Payments made on behalf of Servicer's obligor for tax payments are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least thirty (30) calendar days prior to these dates, or such other number of days specified in the transaction agreements between Servicer and ZCRETS (1122(d)(4)(xi)).

3. Any late payment penalties in connection with any payment for tax payments to be made on behalf of Servicer's obligor are paid from the Servicer's funds or ZCRETS's funds and not charged to Servicer's obligor, unless the late payment was due to the obligor's error or omission (1122(d)(4)(xii)).

4. File(s) provided to Servicer from which Servicer may make disbursements made on behalf of Servicer's obligor are provided to Servicer on an accurate and timely basis and the information thereon is subject to such controls as are specified in the transaction agreements between Servicer and ZCRETS (1122(d)(4)(xiii)).



Sincerely,
ZC REAL ESTATE TAX SOLUTIONS LIMITED

By:  /s/ Mike Koepke
   -------------------------------
       Mike Koepke
Title: Tax Product Line Executive

Date: February 14, 2008

By:  /s/ James P. Novak
   -------------------------------
       James P. Novak
Title: Senior Vice President & General Counsel

Date: February 14, 2008









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Appendix A
The following is a list of Clients serviced on the ZC Tax Source (ZCTS) Platform that do not use the check printing services of ZCRETS:
1. Green Tree Servicing, Inc. (Arizona)
2. American General Financial Services.
3. Option One Mortgage Corporation


















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